As filed with the Securities and Exchange Commission on February 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Inari Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-2902923
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

6001 Oak Canyon, Suite 100

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

2020 Incentive Award Plan

Amended and Restated 2020 Employee Stock Purchase Plan

(Full Title of the Plans)

Andrew Hykes

Chief Executive Officer

Inari Medical, Inc.

6001 Oak Canyon, Suite 100

Irvine, California 92618

(877) 923-4747

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy

J. Ross McAloon

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Inari Medical, Inc. (the “Company” or the “Registrant”) with the Securities and Exchange Commission for the purpose of registering an additional 2,160,867 shares of the Company’s common stock, par value $0.001 per share (the “common stock”), issuable under the following employee benefit plans for which registration statements on Form S-8 (File Nos. 333-238735, 333-254133 and 333-262931) are effective: (i) the 2020 Incentive Award Plan which, as a result of an automatic annual increase provision therein, added 1,620,650 shares of common stock, and (ii) the Amended and Restated 2020 Employee Stock Purchase Plan which, as a result of the operation of an annual increase provision therein, added 540,217 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the registration statements on Form S-8 (File Nos. 333-238735, 333-254133 and 333-262931) are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	3.1	5/28/2020	001-39293

4.2	Amended and Restated Bylaws	8-K	3.2	5/28/2020	001-39293

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included in the signature page to this Registration Statement)					X

99.1	2020 Incentive Award Plan	S-1/A	10.6	5/18/2020	333-236568

99.2	Form of Option Agreement pursuant to 2020 Incentive Award Plan	S-1/A	10.6.1	5/18/2020	333-236568

99.3	Form of Restricted Stock Unit Agreement pursuant to 2020 Incentive Award Plan	S-1/A	10.6.2	5/18/2020	333-236568

99.4	Form of Restricted Stock Unit Award Agreement pursuant to 2020 Incentive Award Plan – International	10-K	10.8	3/9/2021	001-39293

99.5	Form of Restricted Stock Unit Award Agreement pursuant to 2020 Incentive Award Plan - Non-Employee Director	10-K	10.25	2/23/2022	001-39293

99.6	Amended and Restated 2020 Employee Stock Purchase Plan	10-Q	10.3	11/12/2020	001-39293

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 27, 2023.

INARI MEDICAL, INC.

By:	/s/ Mitchell Hill
Name:	Mitchell Hill
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Hykes and Mitchell Hill, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew Hykes	President, Chief Executive Officer and Director	February 27, 2023
Andrew Hykes	(Principal Executive Officer)

/s/ Mitchell Hill	Chief Financial Officer	February 27, 2023
Mitchell Hill	(Principal Accounting and Financial Officer)

/s/ Donald Milder	Director	February 27, 2023
Donald Milder

/s/ Rebecca Chambers	Director	February 27, 2023
Rebecca Chambers

/s/ William Hoffman	Director	February 27, 2023
William Hoffman

/s/ Cynthia Lucchese	Director	February 27, 2023
Cynthia Lucchese

/s/ Dana Mead	Director	February 27, 2023
Dana Mead

/s/ Kirk Nielsen	Director	February 27, 2023
Kirk Nielsen

/s/ Jonathan Root	Director	February 27, 2023
Jonathan Root

/s/ Katie Szyman	Director	February 27, 2023
Katie Szyman

/s/ Robert Warner	Director	February 27, 2023
Robert Warner